Exhibit 4.3

EXECUTION VERSION

Bank of America, N.A.

100 Federal Street

MA5-100-09-09

Boston, MA 02110

ABL Claimholders

c/o Bank of America, N.A.

100 Federal Street

MA5-100-09-09

Boston, MA 02110

This INTERCREDITOR AGREEMENT JOINDER dated as of June 10, 2015 (this “Intercreditor Joinder Agreement”), to the INTERCREDITOR AGREEMENT dated as of December 20, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between BANK OF AMERICA, N.A., in its capacity as agent under the ABL Credit Agreement (the “ABL Agent”) and U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent under the New Indenture (as defined below) and (as the case may be) as collateral agent for and representative of the holders of the New Notes Obligations (as defined below) (the “Notes Agent”) and is acknowledged by the Issuers (as defined below) and the Company Subsidiaries.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Note Obligations are being Refinanced in full on June 10, 2015 by 8.000% senior secured notes due 2022 (together with any additional notes, the “New Notes” and the Obligations in respect thereof, the “New Notes Obligations”) issued by Tops Holding LLC (“Tops Holdings”) and Tops Markets II Corporation (together with Tops Holdings, the “Issuers”) and guaranteed (on a senior secured basis) by Tops Markets, LLC, Erie Logistics, LLC, Tops PT, LLC and Tops Gift Card Company, LLC and the other guarantors pursuant to that certain indenture dated as of the date hereof among the Notes Agent, the Issuers and the guarantors (as amended, restated, supplemented or modified from time to time, the “New Indenture”).

C. Section 5.3(a) of the Intercreditor Agreement requires the holders of any Refinancing debt in respect of the Note Obligations to bind themselves in a writing addressed to the ABL Agent and the ABL Claimholders to the terms of the Intercreditor Agreement.

D. The undersigned, as the trustee and collateral agent in respect of the New Notes (the “New Notes Agent”) is executing this Intercreditor Joinder Agreement in accordance with the requirements of Section 5.3(a) of the Intercreditor Agreement solely in its capacity as trustee and collateral agent under the New Indenture on behalf of the holders of the New Notes (the “New Noteholders” in respect of the New Notes.

Accordingly, the ABL Agent and the New Notes Agent agree as follows:

SECTION 1. In accordance with Section 5.3(a) of the Intercreditor Agreement, the New Notes Agent by its signature below becomes a Notes Agent under, and the related New Notes Obligations and New Noteholders become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Notes Agent had originally been named therein as a Notes Agent, and the New Notes Agent, on behalf of itself and such New Noteholders, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Notes Agent and to the New Noteholders that it represents as Note Claimholders. Each reference to a “Notes Agent” in the Intercreditor Agreement shall be deemed to include the New Notes Agent, each reference to “Note Claimholders” in the Intercreditor Agreement shall be deemed to include the New Notes Agent and the New Noteholders, each reference to “Notes” in the Intercreditor Agreement shall be deemed to include the New Notes, each reference to “Note Obligations” in the Intercreditor Agreement shall be deemed to include the New Notes Obligations and each reference to the “Indenture” in the Intercreditor Agreement shall be deemed to include the New Indenture. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Notes Agent represents and warrants to the ABL Agent and the other ABL Claimholders that (i) it has full power and authority to enter into this Intercreditor Joinder Agreement, in its capacity as trustee and collateral agent under the New Indenture, (ii) this Intercreditor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof and (iii) the Note Documents relating to such New Notes Obligations provide that, upon the New Notes Agent’s entry into this Intercreditor Joinder Agreement, the New Noteholders in respect of such New Notes Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Note Claimholders.

SECTION 3. This Intercreditor Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Intercreditor Joinder Agreement shall become effective when the ABL Agent shall have received a counterpart of this Intercreditor Joinder Agreement that bears the signature of the New Notes Agent. Delivery of an executed signature page to this Intercreditor Joinder Agreement by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) shall be effective as delivery of a manually signed counterpart of this Intercreditor Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS INTERCREDITOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Intercreditor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Intercreditor Agreement. All communications and notices hereunder to the New Notes Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Issuers agree to reimburse the ABL Agent for its reasonable out-of-pocket expenses in connection with this Intercreditor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the ABL Agent, in each case in accordance with the terms and provisions of the ABL Documents.

IN WITNESS WHEREOF, the New Notes Agent and the ABL Agent have duly executed this Intercreditor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent for the holders of the New Notes,

By:	/s/ Beverly A. Freeney

Name: Beverly A. Freeney
Title: Vice President

Address for notices:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention for notices:

Global Corporate Trust Administration

Telecopy: (212) 509-3384

[Signature Page to Joinder to Intercreditor Agreement]

Acknowledged by: BANK OF AMERICA, N.A.,
as ABL Agent,

By:	/s/ Roger Malouf
Name: Roger Malouf Title: Director

[Signature Page to Joinder to Intercreditor Agreement]

This Intercreditor Joinder Agreement and the Intercreditor Agreement are hereby acknowledged and agreed to by:

TOPS HOLDING LLC,
as an Issuer

By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

TOPS MARKETS II CORPORATION, as an Issuer

By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

TOPS MARKETS, LLC, as a Guarantor

By:	/s/ Frank Curci
Name: Frank Curci Title: President and Chief Executive Officer

ERIE LOGISTICS, LLC,
as a Guarantor

By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

TOPS PT, LLC, as a Grantor
By:	Tops Markets, LLC, its Sole Member

By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

[Signature Page to Joinder to Intercreditor Agreement]

TOPS GIFT CARD COMPANY, LLC,
as a Guarantor

By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

[Signature Page to Joinder to Intercreditor Agreement]